EXHIBIT 10.6

LEASE AGREEMENT

BY AND BETWEEN

DATREK PROFESSIONAL BAGS, INC.

(“Landlord”)

and

DATREK ACQUISITION INC.

(“Tenant”)

For

835 Bill Jones Industrial Way

Springfield, Tennessee 37172

Leased Premises

LEASE AGREEMENT

Table Of Contents

1.	Leased Premises	3

2.	Term	3

3.	Tenant’s Use of Premises	3

4.	Fixed Annual Rent, Additional Rent and Other Sums to be Paid by Tenant	3

5.	Condition, Repair, Replacement and Maintenance of the Premises	6

6.	Insurance	7

7.	Compliance with Laws and Insurance Requirements	8

8.	Alterations, Additions and Improvements	10

9.	Fire and Other Casualty Affecting the Premises	10

10.	Assignment and Subletting	11

11.	Landlord’s Right to Inspect and Repair	11

12.	Landlord’s Right to Exhibit Premises	12

13.	Signs	12

14.	Landlord not Liable	12

15.	Force Majeure	12

16.	Indemnification and Waiver of Liability	12

17.	Subordination; Attornment	13

18.	Condemnation	15

19.	Landlord’s Right to Re-Enter	16

20.	Default by Tenant and Landlord’s Remedies	16

21.	Tenant’s Trade Fixtures and Removal	18

22.	Estoppel Certificate	18

23.	Limitations on Landlord’s Liability	18

24.	Services and Utilities	19

25.	Security

26.	Qualification in Tennessee	19

27.	Notices	19

28.	Broker	20

29.	Tenant’s Right to Quiet Enjoyment	20

30.	Miscellaneous	20

LEASE AGREEMENT

THIS LEASE AGREEMENT is made effective as of the 15th day of October, 2004 (the “Effective Date”), by and between DATREK PROFESSIONAL BAGS, INC., a Tennessee corporation (“Landlord”), and DATREK ACQUISITION INC., a Florida corporation (“Tenant”).

1. Leased Premises. Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord, in accordance with the provisions of this Lease, that certain land containing approximately 14.06 acres, located at 835 Bill Jones Industrial Way, Springfield, Tennessee, being more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land’), including a 2-story commercial building located thereon (the “Building”) (the Land and the Building are collectively referred to herein as the “Premises”).

2. Term. Subject to and upon the terms and conditions set forth herein, the term of this Lease shall commence on October 15, 2004, and shall expire at midnight on October 14, 2011, unless sooner terminated as hereinafter provided (the “Term”).

3. Tenant’s Use of the Premises. Tenant shall use and occupy the Premises only as and for its current use as a manufacturing and shipping facility for golf bags and related products. Tenant shall not occupy nor use all or any part of the Premises nor permit or suffer the Premises to be occupied or used for any purpose other than as provided for in this Lease, nor for any unlawful or disreputable purpose. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance.

4. Fixed Annual Rent, Additional Rent and Other Sums to be Paid by Tenant.

(a) Fixed Annual Rent. During the first year of the Term, Tenant shall pay Landlord fixed annual rent in the amount of Five Hundred Ninety-Two Thousand Nine Hundred Forty-Nine and 50/100 Dollars ($592,949.50), which amount shall be payable in twelve (12) equal consecutive monthly installments of Forty-Nine Thousand Four Hundred Twelve and 46/100 Dollars ($49,412.46) each, on the first day of each month, in advance. The amount of fixed annual rent due hereunder during each subsequent year of the Term shall increase by that amount determined by multiplying the fixed annual rent payable hereunder during the immediately preceding year by a multiplier equal to the number one plus a fraction, the numerator of which shall be the difference in the Consumer Price Index (“CPI”), now known as the “United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City Average for all Urban Consumers, Seasonably Adjusted All items, (1982-84=100)”, between the Effective Date and October 1 each year and the denominator of which shall be the CPI as in effect on October 1, 2004.

(b) Additional Rent Based Upon Real Estate Taxes. As additional rent, Tenant shall pay Landlord the annual real estate taxes and assessments assessed and levied against the Premises, on the first (1st) day of each month, in advance, in a sum equal to 1/12th of the annual real estate taxes and assessments due and payable for the then calendar year. If at a time a payment is required the amount of the real estate taxes and assessments for the then calendar year shall not be known, Tenant shall pay Landlord, as additional rent, 1/12th of the real estate taxes and assessments for the preceding calendar year; and upon ascertaining the real estate taxes and assessments for the current calendar year, Tenant shall pay Landlord any difference upon demand, or if Tenant shall be entitled to a credit, Landlord shall credit the excess against the next monthly installment(s) of additional rent falling due. Additional rent based upon real estate taxes and assessments payable for the first and last years of the lease term shall be adjusted and pro rated, so that Landlord shall be responsible for Landlord’s pro rated share for the period prior to and subsequent to the Term and Tenant shall pay Landlord its pro rated share for the Term. Provided this Lease is not previously cancelled or terminated, and there shall be no Event of Default, or an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default, then Tenant shall have the right to contest the amount or validity of any real estate tax or assessment assessed and levied against the Premises, or to seek a reduction in the valuation of the Building assessed for real estate tax purposes, by appropriate proceedings diligently conducted in good faith (the “Tax Appeal”), but only after payment of such taxes and assessments. Except as set forth below, Landlord shall not be required to join in any Tax Appeal. If required by law, Landlord shall, upon written request of Tenant, join in the Tax Appeal or permit the Tax Appeal to be brought in Landlord’s name, and Landlord shall reasonably cooperate with Tenant, at the cost and expense of Tenant. Tenant shall pay any increase that may result in real estate taxes or assessments as a consequence of the Tax Appeal, which payment obligations shall survive the expiration or earlier termination of this Lease.

(c) Additional Rent Based Upon Assessments for Public Improvements. As additional rent, upon demand, Tenant shall pay Landlord all assessments for public improvements assessed and levied against the Premises. If any assessment for public improvements shall be payable in installments, Landlord shall pay such assessment in the maximum number of installments permitted by law, and Tenant’s obligation to pay additional rent shall be limited to each installment or pro rated share thereof due and payable during the Term.

(d) Additional Rent Based Upon Other Sums. Tenant shall pay Landlord, as additional rent, all other sums of money on Tenant’s part to be paid pursuant to the terms, covenants and conditions of this Lease.

(e) Additional Rent Based Upon Reimbursement to Landlord. If Tenant shall fail to comply with or to perform any of the terms, conditions and covenants of this Lease, Landlord may (but with no obligation to do so) carry out and perform such terms, conditions and covenants, at the expense of Tenant, which expense shall be payable by Tenant, as additional rent, upon the demand of Landlord, together with interest at the maximum lawful rate of interest allowed pursuant to Tennessee law (the “Default Rate”), which interest shall accrue from the date of Landlord’s demand.

(f) Additional Rent Based Upon Late Payment. If Tenant defaults, for more than five (5) days in the payment of any monthly installment of fixed annual rent,

additional rent or any of the sums required of Tenant under the Lease, or if Tenant, within five (5) days after demand from Landlord, fails to reimburse Landlord for any expenses incurred by Landlord pursuant to the Lease, together with interest, then Tenant shall pay Landlord, as additional rent, a late charge of five (5%) percent of the rent or expense.

(g) Additional Rent Based Upon Landlord’s Legal Expenses in Enforcing Lease. As additional rent, Tenant shall pay Landlord all reasonable attorneys’ fees that may be incurred by Landlord in enforcing Tenant’s obligations under this Lease or in relation to any dispute relating hereto; provided, however, that in the event Landlord commences a suit against Tenant to enforce Tenant’s obligations under this Lease, and such suit is tried to conclusion and judgment is entered in favor of Tenant, then in that event Tenant shall not be under any obligation to pay Landlord the attorneys’ fees that Landlord may have incurred.

(h) Additional Rent Based Upon Taxes Based on Rent. If at any time during the Term a tax or charge shall be imposed by the State of Tennessee or the county or municipality in which the Premises is located, pursuant to any future law, which tax or charge shall be based upon the rent due or paid by Tenant to Landlord, then Tenant shall pay Landlord, as additional rent, such tax or charge. The foregoing shall not require payment by Tenant of any income taxes assessed against Landlord or of any capital levy, franchise, estate, succession, inheritance or transfer tax due from Landlord.

(i) Net Lease, No Setoff and Application.

(i) Net Lease. It is the intention of the parties that this Lease is a “triple net lease” and Landlord shall receive the fixed annual rent, additional rent and other sums required of Tenant under the Lease, undiminished from all costs, expenses and obligations of every kind relating to the Premises, which shall arise or become due during the Term, all of which shall be paid by Tenant.

(ii) No Setoff. Tenant shall pay Landlord all fixed annual rent, additional rent and other sums required of Tenant under the Lease, without abatement, deduction or setoff, and irrespective of any claim Tenant may have against Landlord; and this covenant shall be deemed independent of any other terms, conditions or covenants of this Lease.

(iii) Application. No payment by Tenant or receipt by Landlord of an amount less than the full fixed annual rent, additional rent, or other sums required of Tenant under the Lease, shall be deemed anything other than a payment on account of the earliest fixed annual rent, additional rent, or other sum due from Tenant under the Lease. No endorsements or statements on any check or any letter accompanying any check or payment of fixed annual rent, additional rent, or other sum due from Tenant under the Lease, shall be deemed an accord and satisfaction of Landlord. Landlord may accept any check for payment from Tenant without prejudice to Landlord’s right to recover the balance of fixed annual rent, additional rent, or other sum due from Tenant under the Lease, or to pursue any other right or remedy provided under this Lease or by Requirements.

(j) Place of Payment of Rent. The fixed annual rent, additional rent and other sums required of Tenant under this Lease, shall be paid by Tenant to Landlord at its address set forth in the first paragraph above, or to such other place as Landlord may notify Tenant.

5. Condition, Repair, Replacement and Maintenance of the Premises.

(a) Condition of the Premises. Tenant acknowledges examining the Premises prior to the commencement of the Term, that Tenant is fully familiar with the condition of the Premises and that Tenant accepts the Premises “As-Is.” Except as expressly set forth in this Section 5(a), Tenant enters into the Lease without any representations or warranties on the part of Landlord, express or implied, as to the condition of the Premises, including, but not limited to, the cost of operations and the condition of its fixtures, improvements and Building Systems (as such term is defined below). Landlord represents that to its actual knowledge the Premises are not in material violation of the Americans with Disabilities Act or any Environmental Laws, except that the Premises may not be wheelchair accessible.

(b) Tenant’s Obligations.

(i) Tenant’s Maintenance. Tenant shall, at Tenant’s own expense, maintain, keep in good condition, repair and make replacements, foreseen and unforeseen, ordinary and extraordinary, structural and non-structural, to the exterior of the Building (including, but not limited to, the roof, roof system, windows and doors) and interior of the Building (including, but not limited to, the plumbing system, the sprinkler system (if any), the heating, ventilation and air conditioning system, the electric system and any other system of the Building, such systems being collectively referred to herein as the “Building Systems”), and the driveways, parking areas, shrubbery and lawn, on the Premises, and at the expiration or other sooner termination of the Term, deliver them up in good order and condition and broom clean.

(ii) Damage Caused by Tenant. Notwithstanding any contrary provisions set forth in this Lease, any damage to the Premises, including, but not limited to, the Building or any of the Building Systems, or the improvements, caused by Tenant or a “Tenant Representative” (as defined below), shall be promptly repaired or replaced to its former condition by Tenant, as required by Landlord, at Tenant’s own expense. The term “Tenant Representative” shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Tenant, or any third party other than Landlord.

(iii) Tenant to Keep Premises Clean. In addition to the foregoing, and not in limitation of it, Tenant shall also, at Tenant’s own expense, undertake all replacement of all plate glass and light bulbs, florescent tubes and ballasts, and decorating, redecorating and cleaning of the interior of the Premises, and shall keep and maintain the Premises in a clean condition, free from debris, trash, refuse, snow and ice.

(iv) Tenant’s Negative Covenants. Tenant shall not injure, deface, permit waste nor otherwise harm any part of the Premises, permit any nuisance at the Premises, permit the emission of any objectionable noise or odor from the Premises, place a load on the floor on the Premises exceeding the floor load per square foot the floor was designed to carry, or install, operate or maintain any electrical equipment in the Premises that shall not bear an underwriters approval.

6. Insurance.

(a) Insurance Coverage. Tenant shall, during the Term, at Tenant’s own expense, obtain and keep in force, the following insurance:

(i) Fire Insurance. An All-Risk Insurance policy covering the Premises and all improvements located therein in an amount of one hundred (100%) percent of the replacement value of the Building and all improvements on the Premises other than foundations, and with such deductible as Landlord considers appropriate in Landlord’s sole discretion. This insurance shall (A) name only Landlord and Landlord’s mortgagees, if any, as their respective interests may appear; (B) provide that no act of Tenant shall impede the right of Landlord or Landlord’s mortgagees, if any, to receive and collect the insurance proceeds; and (C) provide that the right of Landlord and Landlord’s mortgagees, if any, to the insurance proceeds shall not be diminished because of any insurance carried by Tenant for Tenant’s own account. Tenant acknowledges that it has no right to receive any proceeds from such insurance policy. Landlord shall not have to carry insurance of any kind on the Premises or on Tenant’s furniture or furnishings, or on any of Tenant’s fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

(ii) Rental Interruption Insurance. Rental interruption insurance with a limit of liability representing loss of at least six (6) months of rental income.

(iii) Liability Insurance. Comprehensive general liability insurance coverage (either primary and/or umbrella policies), which shall include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, contractual liability and products and completed operations liability, in limits not less than Five Million and No/100 Dollars ($5,000,000.00) inclusive. This insurance shall insure Landlord and “Landlord’s Indemnitees” (as defined below) and Tenant, and such other parties as Landlord may designate, naming each as the insured. Notwithstanding any contrary provisions contained in this paragraph, if any liability insurance policy excludes coverage of any claim made by one insured against another, or any action or suit filed by one insured against another, then Tenant shall deliver to Landlord a separate liability insurance policy, which insures only Landlord and Landlord’s Indemnitees and such other parties as Landlord may designate, in accordance with the provisions of this paragraph, and a certificate of insurance evidencing a separate liability insurance policy insuring Tenant in accordance with the provisions of this paragraph. The term “Landlord’s Indemnitees” shall mean Landlord’s affiliates, mortgagees, if any, and their respective officers, shareholders, directors, employees, agents and representatives, as well as the officers, shareholders, directors, employees, agents and representatives of Landlord.

(iv) Worker’s Compensation and Employer’s Liability Insurance. Worker’s Compensation and Employer’s Liability insurance, in a form and in an amount as required to comply with state law and which shall contain a waiver of subrogation against Landlord.

(v) Additional Insurance. Any other form or forms of insurance as Landlord or Landlord’s mortgagees may reasonably require from time to time, in form and amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

(b) Insurance Requirements Generally. All policies shall be obtained from insurers that are licensed to do business in the State of Tennessee and are acceptable to Landlord, and shall be in form satisfactory to Landlord. Tenant agrees that certificates of insurance, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, shall be delivered to Landlord as soon as practicable after the placing of the required insurance. Tenant shall, contemporaneously with the execution of this Lease, provide Landlord with a certificate of insurance as written evidence of the insurance in force, and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation, or other termination thereof.

(c) Waiver of Subrogation. To the extent that the parties may legally so agree, neither Landlord nor Tenant shall be liable by way of subrogation or otherwise to the other party, or to any insurance company insuring the other party for any loss or damage to any of the property of Landlord or Tenant, as the case may be, which loss or damage is covered by any insurance policies carried by the parties and in force at the time of any such damage, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, and the party hereto sustaining such loss or damage so protected by insurance waives its rights, if any, of recovery against the other party hereto to the extent and amount that such loss is covered by such insurance. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policies; Tenant shall use its best efforts (including payment of any additional premium) to have its insurance policies contain the standard waiver of subrogation clause. In the event Tenant’s insurance carrier declines to include in such carrier’s policy the standard waiver of subrogation clause, Tenant shall promptly notify Landlord in writing.

7. Compliance with Laws and Insurance Requirements.

(a) General Compliance with Laws and Requirements. Tenant shall, at Tenant’s own expense, promptly comply with: (i) each and every federal, state, county and municipal statute, ordinance, code, rule, regulation, order, directive or requirement, currently or hereafter existing, including, but not limited to, the Americans with Disabilities Act of 1990 and all environmental laws, together with all amending and successor federal, state, county and municipal statutes, ordinances, codes, rules, regulations, orders, directives or requirements, and the common law, regardless of whether such laws are foreseen or unforeseen, ordinary or extraordinary, applicable to the Premises, Tenant, Tenant’s use of or operations at the Premises, or all of them, (the “Requirements”); (ii) the requirements of any regulatory insurance body; or (iii) the requirements of any insurance carrier insuring the Premises; regardless of whether compliance (X) results from any condition, event or circumstance existing on or after the commencement of the Term; (Y) interferes with Tenant’s use or enjoyment of the Premises; or (Z) requires structural or non-structural repairs or replacements. The failure to mention any specific statute, ordinance, rule, code, regulation, order, directive or requirement shall not be construed to mean that Tenant was not intended to comply with such statute, ordinance, rule, code, regulation, order, directive or requirement.

(b) Environmental Law. Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, and no Hazardous Substances will be generated, released or discharged from the Premises. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any Environmental Laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and Landlord’s Indemnitees from and against any and all claims, causes of action, demands, liens, losses, liabilities (including, but not limited to, strict liability), damages, injuries, fines, costs and expenses (including, but not limited to, court costs, litigation expenses, reasonable attorney’s fees and costs of settlement or judgment), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of (i) the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, or (ii) any violation or alleged violation of any Environmental Laws by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees in relation to the Premises. In the event of the release of Hazardous Substances in or about the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, Tenant shall immediately notify Landlord about such release and advise Landlord of the procedures being taken for remediation. Landlord reserves the right to reenter the Premises should Tenant fail to respond to the release and/or to remediate the Premises. Tenant shall be responsible for any costs assessed the Landlord in connection to such release and/or remediation, including attorney’s fees. Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred. This paragraph 7(b) shall survive the expiration or earlier termination of this Lease. Without limiting any other remedy available to Landlord under this Lease or by Requirements, Tenant’s failure to abide by the terms of this paragraph 7 shall be restrainable or enforceable, as the case may be, by injunction.

8. Alterations, Additions and Improvements. Except for non-structural changes costing Twenty Thousand and No/100 Dollars ($20,000.00), or less, no alterations, additions or improvements shall be made by Tenant to the Building and improvements on the Premises, nor to any of the Building Systems, nor shall antennas or fixtures be installed in or on the Building or improvements to the Premises, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord, in Landlord’s sole and absolute discretion. All alterations, additions or improvements erected by Tenant shall be and remain the property of Tenant during the Term and Tenant shall remove all alterations, additions or improvements erected by Tenant and restore the Premises to its original condition, reasonable wear and tear excepted, by the date of termination of this Lease. Tenant shall not use or penetrate the roof of the Building for any purpose whatsoever without the prior written consent of Landlord, which consent may be granted or withheld by Landlord, in Landlord’s sole and absolute discretion. All alterations, additions or improvements consented to by Landlord shall be performed by Tenant in a good and workmanlike manner, in compliance with all Requirements.

9. Fire and Other Casualty Affecting the Premises. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord, and Landlord shall forthwith repair, rebuild and restore the same, provided that the following conditions are satisfied (the “Reconstruction Conditions”): (i) such repairs and rebuilding can be substantially completed within one hundred eighty (180) days after the date of such damage and the Premises restored to tenantable condition under the laws and regulations of the federal, state and local government authorities having jurisdiction thereof, and (ii) the amount of insurance proceeds available to Landlord for the purpose of such repairs, rebuilding and restoration is sufficient to pay for the completion of same. Within thirty (30) days after the date of such damage, Landlord shall notify Tenant (the “Casualty Notice”) whether or not the Reconstruction Conditions can be satisfied. If the Casualty Notice provides that the Reconstruction Conditions cannot be satisfied, either party shall have the option to terminate this Lease as of a date specified in such notice, and rent shall be abated as of the date of such damage. Upon such termination of this Lease, and subject to any rights or claims of any mortgagee of Landlord, Landlord shall pay to Tenant from Landlord’s insurance proceeds, the amount of such proceeds attributable to the unamortized value of Tenant’s leasehold interest in any improvements to the Premises made by Tenant at Tenant’s expense.

Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture or furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the disregard of the repair thereof, unless resulting from Landlord’s gross negligence or willful misconduct. Tenant shall make all payments of rent and other amounts due under the Lease while such repairs to the Building are being made.

In case of fire or other casualty occurring after October 1, 2010, and more than half of the tenantable area of the Building shall be so damaged by fire or other casualty, as determined in Tenant’s reasonable opinion, Tenant may, in its sole discretion, terminate this Lease by notifying

Landlord in writing of such termination within thirty (30) days after the date of such damage, in which event the rent hereunder shall be abated as of the date of such damage.

10. Assignment and Subletting.

(a) Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, sublet, mortgage or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Any attempted assignment, subletting, mortgage, transfer or encumbrance without such consent shall be void as against Landlord, and shall constitute an Event of Default by Tenant under this Lease. Any sale of ownership rights in Tenant shall be deemed an assignment in violation of this Lease.

(b) No Release of Tenant. Regardless of Landlord’s consent or the need under subparagraph (a) to obtain Landlord’s consent, no assignment or subletting shall release Tenant from this Lease. Acceptance of fixed annual rent and additional rent from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. In the event of a consent by Landlord to an assignment or subletting, Tenant shall deliver to Landlord a duplicate original of the assignment by Tenant and assumption by Tenant’s assignee of Tenant’s obligations under this Lease, or a duplicate original of the sublease, as the case may be.

(c) Participation by Landlord. In the event of any assignment or sublease involving rent in excess of the fixed annual rent or additional rent required under this Lease (“Excess Rent”), Landlord shall participate in the Excess Rent. Tenant shall promptly pay to Landlord, as additional rent, fifty (50%) percent of all such Excess Rent collected from the assignee or subtenant, and shall supply Landlord with a true copy of each assignment or sublease, and in the case of the former, an originally executed assumption by the assignee of all of Tenant’s obligations under this Lease.

11. Landlord’s Right to Inspect and Repair. Landlord or Landlord’s agents, employees or representatives, shall have the right to enter into and upon all or any part of the Premises during the Term at all reasonable hours, upon reasonable notice, if practical, for the purpose of: (a) examination; (b) determination whether Tenant is in compliance with its obligations under this Lease; or (c) making repairs, alterations, additions or improvements to the Premises, as may be necessary by reason of Tenant’s failure to make same after notice to Tenant to do so, except in an emergency. This paragraph shall not be deemed nor construed to create an obligation on the part of Landlord to make any inspection of the Premises or to make any repairs, alterations, additions or improvements to the Premises for its safety or preservation.

12. Landlord’s Right to Exhibit Premises. Landlord or Landlord’s agents, employees or representatives shall have the right to show the Premises during the Term to persons wishing to purchase or grant fee mortgages on the Premises. Landlord or Landlord’s agents, employees or other representatives shall have the right within the last six (6) months of the Term to place notices on any parts of the Premises, offering the Premises for lease and at any time during the Term, offering the Premises for sale, and Tenant shall permit the signs to remain without hindrance or molestation.

13. Signs. Tenant shall not cause any signs to be placed at the Premises, except of a design and structure and at such places as Landlord shall consent to in writing prior to the installation. If Landlord or Landlord’s agents, employees or other representatives wish to remove any such signs in order to make any repairs, alterations, additions or improvements to the Premises, such signs may be removed, but shall be replaced, at Tenant’s expense, when the repairs, additions, alterations or improvements shall be completed; however, such provision shall not create an obligation on the part of Landlord to make any repairs, alterations, additions or improvements to the Premises. All signs of Tenant at the Premises shall conform with all municipal ordinances or other laws and regulations applicable to such signs.

14. Landlord not Liable. Landlord shall not be liable for any damage or injury to any person or any property as a consequence of the failure, breakage, leakage or obstruction of water, well, plumbing, septic tank, sewer, waste or soil pipes, roof, drains, leaders, gutters, down spouts or the like, or of any of the Building Systems, or by reason of the elements, or resulting from any act or failure to act on the part of Landlord, or Landlord’s agents, employees, invitees or representatives, assignees or successors, or attributable to any interference with, interruption of or failure beyond the control of Landlord, except to the extent the same are the sole and direct result of Landlord’s gross negligence or willful misconduct.

15. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than Tenant’s obligations to pay any rent, additional rent, or other amounts hereunder, or to comply with the provisions of Section 6 hereof), neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, lockouts, riots, acts of God, shortages of labor or materials, war, civil commotion, fire or other casualty, catastrophic weather conditions, a court order that causes a delay, governmental laws, regulations, or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be (any of the foregoing being referred to an “Unavoidable Delay”). Landlord shall use reasonable efforts to notify Tenant not later than ten (10) business days after such party knows of the occurrence of an Unavoidable Delay; provided, however, that such party’s failure to notify the other party of the occurrence of an event constituting an Unavoidable Delay shall not alter, detract from, or negate its character as an Unavoidable Delay or otherwise result in the loss of any benefit or right granted to Landlord or Tenant under this Lease.

16. Indemnification and Waiver of Liability. (a) Neither Landlord nor Landlord’s Indemnitees shall be liable for and Tenant shall indemnify and save harmless Landlord and Landlord’s Indemnitees from and against any and all liabilities, damages, claims, suits, costs (including costs of suit, attorneys’ fees and costs of investigation) and actions of any kind, foreseen or unforeseen, arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property, occurring on, in, or about the Premises, or by reason of any other claim whatsoever of any person or party, occasioned, directly or indirectly, wholly or partly: (a) by any act or omission on the part of Tenant or any Tenant Representative; (b) by any breach, violation or non-performance of any covenant of Tenant under this Lease; or (c) by a Discharge of Contaminants during the Term; regardless of whether such liability, claim, suit, cost, injury, death or damage arises from or is attributable to the concurrent negligence, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee. If any action or proceeding shall be brought by or against Landlord or any Landlord Indemnitee in connection with any such liability, claim, suit, cost, injury, death or damage, Tenant, on notice from Landlord or any Landlord Indemnitee, shall defend such action or proceeding, at Tenant’s expense, by or through attorneys reasonably satisfactory to Landlord or the Landlord Indemnitee. The provisions of this paragraph shall apply to all activities of Tenant or any Tenant Representative with respect to the Premises, whether occurring before or after execution of this Lease. Tenant’s obligations under this paragraph shall not be limited to the coverage of insurance maintained or required to be maintained by Tenant under this Lease. Neither Landlord nor any Landlord Indemnitee shall be liable in any manner to Tenant or any Tenant Representative for any injury to or death of persons or for any loss of or damage to property, regardless of whether such loss or damage is occasioned by casualty, theft or any other cause of whatsoever nature, including loss or damage caused solely by the negligent, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee. In no event shall Landlord or any Landlord Indemnitee be liable in any manner to Tenant or any Tenant Representative as the result of the acts or omissions of Tenant or a Tenant Representative and all liability therefore shall rest with Tenant. All personal property upon the Premises shall be at the risk of Tenant only, and neither Landlord nor any Landlord Indemnitee shall be liable for any damage thereto or theft thereof, whether or not due in whole or in part to the negligence, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee.

(b) Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all claims arising from Landlord’s, or Landlord’s agents’, contractors’, employees’ or guests’ (but specifically excluding claims arising from the negligence or willful misconduct of Tenant, its agents, contractors, employees or guests) grossly negligent acts or omissions or willful misconduct.

17. Subordination; Attornment.

(a) Subordination. This Lease shall be subject and subordinate to any mortgage, deed of trust, trust indenture, assignment of leases or rents or both, or other instrument evidencing a security interest, which may now or hereafter affect any portion of the Premises, or be created as security for the repayment of any loan or any advance made pursuant to such an instrument or in connection with any sale-leaseback or other form of financing transaction and all renewals, extensions, supplements, consolidations, and other amendments, modifications, and replacements of any of the foregoing instruments (“Mortgage”). Tenant shall, at the request of any successor-in-interest to Landlord claiming by, through, or under any Mortgage, attorn to such person or entity as described below. The foregoing provisions of this subparagraph (a) shall be self-operative and no further instrument of subordination shall be required to make the interest of any mortgagee, trustee or other holder of or beneficiary under a Mortgage (a “Mortgagee”)

superior to the interest of Tenant hereunder; provided, however, Tenant shall execute and deliver promptly any certificate or instrument, in recordable form, that Landlord, any Mortgagee may request in confirmation of such subordination. At Tenant’s request, Landlord shall secure a non-disturbance agreement in form reasonably acceptable to Tenant, Mortgagee and Landlord recognizing Tenant’s rights under this Lease.

(b) Rights of Mortgagee. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, whether this Lease is dated prior to or subsequent to the date of such Mortgage. If, in connection with the financing of the Premises, any Mortgagee shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease, materially increase Tenant’s other obligations, or materially and adversely affect the rights of Tenant under this Lease, then Tenant shall make such modifications.

(c) Attornment. If at any time prior to the expiration of the Term any Mortgagee comes into possession of the Premises, Tenant shall, at the election and upon the demand of any owner of the Premises, or of any Mortgagee-in-possession of the Premises, attorn, from time to time, to any such owner or Mortgagee, or any person or entity acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then-executory terms and conditions of this Lease, for the remainder of the term. In addition, in no event shall any such owner or Mortgagee, or any person or entity acquiring the interest of Landlord be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, or (ii) any security deposit or the like not actually received by such successor, or (iii) any amendment or modification in this Lease made without the consent of the applicable Mortgagee (except to the extent allowed pursuant to the applicable loan documents between Landlord and Mortgagee), or (iv) any construction obligation, free rent, or other concession or monetary allowance, or (v) any set-off, counterclaim, or the like otherwise available against any prior landlord (including Landlord), or (vi) any act or omission of any prior landlord (including Landlord).

(d) Rights Accruing Automatically. The provisions of this paragraph 17 shall inure to the benefit of any such successor-in-interest to Landlord, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to such provisions. Tenant, however, upon demand of any such successor-in-interest to Landlord, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, reasonably satisfactory to any such successor-in-interest to Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

(e) Limitation on Rights of Tenant. As long as any Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Mortgagees at such addresses as shall have been furnished to Tenant by such Mortgagees and, if any such Mortgagee, as the case may be, shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice (but not to exceed sixty (60) days), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission. The foregoing shall not, however, be deemed to impose upon Landlord any obligations not otherwise expressly set forth in this Lease.

18. Condemnation.

(a) Permanent Condemnation.

(i) Lease Termination. If all or any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called “Condemnation”), this Lease shall terminate as to the part taken as of the first date the condemning authority takes either title or possession. If more than twenty-five (25%) percent of the leasable area of the Premises is taken or the balance of the Premises is unfit for Tenant’s use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option shall be exercised in writing as follows:

(A) Notice of Taking. within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or

(B) Possession. absent notice, within ten (10) days after the condemning authority has taken possession. If Tenant does not terminate, this Lease shall remain in full force and effect as to the portion of the Premises remaining. The fixed annual rent and additional rent shall be reduced in the same proportion as the area of the Premises taken bears to the entire area leased hereunder.

(ii) Award. Landlord shall be entitled to any award for Condemnation, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant shall be entitled to pursue its own separate claim against any condemning authority for the loss of Tenant’s leasehold interest, provided the same does not diminish Landlord’s award. If this Lease is not terminated, Landlord shall diligently repair any damage to the Premises caused by such Condemnation, subject to delays due to Force Majeure, as provided in paragraph 15.

(b) Temporary Condemnation. Upon condemnation of all or any portion of the Premises for temporary use, this Lease shall continue without change or abatement in Tenant’s obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award shall be prorated between Landlord and Tenant as of the expiration date of the term. Tenant is responsible, at its sole cost and expense, for performing any restoration work required to place the Premises in the condition it was in prior to Condemnation, unless the release of the Premises occurs after termination. In such case, Tenant shall assign to Landlord any claim it may have against the condemning authority for the cost of restoration, and if Tenant has received restoration funds, it shall give the funds to Landlord within ten (10) days after demand.

19. Landlord’s Right to Re-Enter. If Tenant shall default in any of the terms, conditions or covenants of this Lease, then it shall be lawful for Landlord to re-enter the Premises and to again possess and enjoy the Premises.

20. Default by Tenant and Landlord’s Remedies.

(a) Event of Default. If any one or more of the following events shall occur and be continuing beyond the period set forth in any default notice provided to be given, an Event or Events of Default shall have occurred under this Lease:

(i) Non-Payment. If Tenant shall fail to pay any installment of fixed annual rent, additional rent or other sums due from Tenant to Landlord under this Lease; or

(ii) Non-Performance. If Tenant shall fail to comply with any of the other terms, covenants, conditions or obligations of this Lease and such failure in compliance shall continue for thirty (30) days after delivery of notice from Landlord to Tenant specifying the failure, or, if such failure cannot with due diligence be remedied within thirty (30) days, Tenant shall not, in good faith have commenced within said thirty (30) day period to remedy such failure and continued diligently and continuously thereafter to prosecute the same to completion; or

(iii) Bankruptcy; Appointment of Receiver. If there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state (and the same is not dismissed with sixty (60) days), a petition (i) in bankruptcy, (ii) alleging insolvency, (iii) for reorganization, or (iv) for the appointment of a trustee or receiver, or (v) for an assignment for benefit of creditors, or if a similar type of proceeding shall be filed by or against Tenant; or

(iv) Subletting or Assignment Without Permission. If Tenant subleases the Premises, or any portion thereof, or assigns this Lease, whether by operation of law or otherwise, without the written permission of Landlord; or

(v) Vacation or Abandonment. If Tenant shall vacate or abandon the Premises; or

(vi) Sale of Tenant’s Interest. If Tenant’s interest in the Premises is sold under attachment, execution, or other legal process.

(b) Right to Terminate Lease and Re-Enter. Landlord may, in addition to any other remedy available to Landlord under this Lease or available under Requirements, at Landlord’s option, on 10 (ten) days’ notice to Tenant, declare this Lease terminated at the expiration of such 10 day period and Tenant shall quit and surrender possession of the Premises, but Tenant shall remain liable to Landlord as hereinafter provided, and upon Tenant’s failure to surrender of possession, Landlord may re-enter the Premises by summary proceeding or otherwise free from any estate or interest of Tenant therein.

(c) Landlord’s Right to Restore and Re-Let, and Tenant’s Liability for Expenses. In the event that Landlord shall obtain possession by re-entry, legal or equitable actions or proceedings or other lawful means as a result of an Event of Default by Tenant, Landlord shall have the right, without the obligation, to make renovations, alterations and repairs to the Premises required to restore them to the condition the same should be during the term of the Lease, and to re-let the Premises or any part thereof for a term or terms that may be less or more than the full term of the Lease had Landlord not re-entered and re-possessed or terminated the Lease, and Landlord may grant reasonable concessions in the re-renting to a new tenant, without affecting the liability of Tenant under the Lease. Landlord shall in no way be responsible for any failure to re-let all or any part of the Premises or for any failure to collect any rent due after any re-letting, and in no event shall Tenant be entitled to any surplus rents collected. Any of the foregoing action taken or not taken by Landlord shall be without waiving any rights that Landlord may otherwise have under Requirements or pursuant to the terms of this Lease. Tenant shall pay Landlord all legal and other expenses incurred by Landlord in terminating this Lease by reason of an Event of Default, in obtaining possession of the Premises, in making all alterations, renovations and repairs and in paying the usual and ordinary commissions for re-letting the same, together with interest thereof at the Default Rate, which interest shall accrue from the date of Landlord’s demand.

(d) Survival Covenant - Liability of Tenant after Re-Entry and Possession or Termination.

(i) Survival of Obligations. If any Event of Default occurs (whether or not this Lease shall be terminated as a result of an Event of Default), Tenant shall remain liable to Landlord for all fixed annual rent and additional rent herein reserved (including, but not limited to, the expenses to be paid by Tenant pursuant to the provisions of this Lease); less the net amount of rent, if any, that shall be collected and received by Landlord from the Premises, for and during the remainder of the Term. In addition, Landlord may, from time to time, without terminating this Lease, as agent for Tenant, re-let the Premises or any part thereof for such term or terms, at such rental or rentals, and upon such other terms and conditions as Landlord may deem advisable, in accordance with the provisions of subparagraph (c) above. The failure or refusal of Landlord to re-let the Premises or any part thereof shall not release Tenant or affect Tenant’s liability for damages. Landlord shall have the right, without the obligation, following re-entry and possession or termination, to apply any rentals received by Landlord in the following order: (i) to the payment of indebtedness or costs other than rent or damages; (ii) to the payment of any cost of re-letting; (iii) to the payment of any cost of altering or repairing the Premises; (iv) to the payment of fixed annual rent and additional rent, or damages, as the case may be, due and unpaid hereunder; and (v) the residue, if any, shall be held by landlord and applied for the payment of future fixed annual rent and additional rent, or damages, as the case may be, as the same may become due and payable hereunder. Landlord may sue periodically for and collect the amount that may be due pursuant to the provisions of this paragraph, and Tenant expressly agrees that any such suit shall not bar or in any way prejudice the rights of Landlord to enforce the collection or the amount due at the end of any subsequent period by a like or similar proceeding. The words “re-entry” and “re-enter,” as used herein, shall not be construed as limited to their strict legal meaning.

(ii) Rights on Termination. Should Landlord terminate this Lease by reason of an Event of Default, then Landlord shall thereupon have the right, without the obligation, as an alternative to suing Tenant periodically pursuant to the provisions of subparagraph (i) above, to recover from Tenant the difference, if any, at the time of such termination, between the amount of fixed annual rent and additional rent reserved herein for the remainder of the term over the then reasonable rental value of the Premises for the same period both discounted to present value at the then prime rate as published in the Wall Street Journal. Landlord shall not, by any re-entry or other act, be deemed to have terminated this Lease, unless Landlord shall notify Tenant in writing, that Landlord has elected to terminate the same.

(iii) Remedies Cumulative. The remedies of Landlord specified herein shall be cumulative as to each other and as to all such allowed by Requirements.

(e) Right to Injunction. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

21. Tenant’s Trade Fixtures and Removal. Any trade equipment, trade fixtures, goods or other property of Tenant shall be removed by Tenant on or before the expiration of the Term or sooner termination of the Term. Any trade equipment, trade fixtures, goods or other property of Tenant not removed by Tenant on the expiration of the Term or sooner termination of the Term, or upon any deserting, vacating or abandonment of the Premises by Tenant, or upon Tenant’s eviction, shall, at Landlord’s discretion, be considered as abandoned and Landlord shall have the right (without any obligation to do so), without notice to Tenant, to sell or otherwise dispose of Tenant’s property, at the expense of Tenant, and Landlord shall not be accountable to Tenant for any proceeds of the sale, or for any damage or loss to Tenant’s property.

22. Estoppel Certificate. Within ten (10) days of request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord, a written instrument certifying (i) that this Lease has not been modified and is in full force and effect, or if there has been a modification, that the Lease is in full force and effect as modified, stating the modification; (ii) specifying the dates to which rent and other sums due from Tenant under this Lease have been paid; (iii) stating whether or not to the knowledge of Tenant, Landlord is in default, and if so, the reasons for the default; and (iv) stating the commencement date of the Term.

23. Limitations on Landlord’s Liability. Notwithstanding any provision of this Lease to the contrary, Tenant agrees that it shall look only to the Premises (which includes all of Landlord’s equity or interest therein, including proceeds of sale, insurance and condemnation) in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord; and

Tenant shall not look to the property or assets of any of the any officers, directors, shareholders (or principal or partner of any non-corporate Landlord), employees, agents, or legal representatives of Landlord in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord, and in no event shall any deficiency judgment be sought or obtained against Landlord. No person who is an officer, director, shareholder (or principal or partner of any non-corporate Landlord), employee, agent, or legal representative of Landlord shall be personally liable for any obligations or liabilities of Landlord under this Lease.

24. Services and Utilities. Tenant shall, at Tenant’s own expense, obtain all utility services supplying the Premises, including but not limited to electricity, water, sewer, standby water for sprinkler, gas, telephone and all other utilities and other communication services, in its own name, effective as of the commencement of the Lease, and shall pay the cost directly to the applicable utility, including any fine, penalty, interest or cost that may be added thereto for non-payment thereof.

25. Qualification in Tennessee. Tenant represents and warrants to Landlord that it has qualified with the Secretary of State of Tennessee to do business in the State of Tennessee.

26. Notices. All notices herein required shall be in writing. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be (i) hand-delivered personally, (ii) sent by express mail or courier service, (iii) sent by United States mail registered or certified, postage prepaid, or (iv) sent by confirmed facsimile transmission, addressed as follows:

If to Landlord:	Datrek Professional Bags, Inc. Attention: _________________ __________________________ __________________________ Facsimile: __________________

If to Tenant:	Datrek Acquisition Inc. Attention: _________________ __________________________ __________________________ Facsimile: _________________

Any notice or demand to be given hereunder shall be deemed sufficiently given for all purposes hereunder (a) at the time such notices or demands are hand-delivered, (b) one (1) day after depositing any such notice or demand with any express mail or other overnight courier service, (c) three (3) days after depositing any such notice or demand in the United States mail with the proper postage affixed thereto, certified, return receipt requested, or (d) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a business day, or after 5:00 P.M. on any business day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter. Any party hereto may change its address by notice in writing to the other parties in the manner herein provided.

27. Broker. Landlord and Tenant each hereby acknowledges, represents and warrants to the other that it employed no broker or agent in connection with the negotiation and execution of this Lease. Each party shall indemnify the other party against, and hold it harmless from, any liability for the breach of such representation and warranty on its part and shall pay any compensation to any other broker, finder or other person who may be deemed or held entitled thereto because of a relationship with such party.

28. Tenant’s Right to Quiet Enjoyment. Upon paying the rents and other sums required of Tenant under the Lease and faithfully and fully performing the terms, conditions and covenants of the Lease on Tenant’s part to be performed, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term.

29. Miscellaneous.

(a) Validity of Lease. The provisions of this Lease are severable. If any provision of the Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of any other provision of this Lease.

(b) Non-Waiver by Landlord. The rights, remedies, options or elections of Landlord in this Lease are cumulative, and the failure of Landlord to enforce performance by Tenant of any provision of this Lease applicable to Tenant, or to exercise any right, remedy, option or election, or the acceptance by Landlord of the annual fixed rent or additional rent from Tenant after any default by Tenant, in any one or more instances, shall not act as a waiver or a relinquishment at the time or in the future, of Landlord of such provisions of this Lease, or of such rights, remedies, options or elections, and they shall continue in full force and effect.

(c) Entire Agreement. This Lease contains the entire agreement between the parties. No representative, agent or employee of Landlord has been authorized to make any representations, warranties or promises with respect to the letting, or to vary, alter or modify the provisions of this Lease. No additions, changes, modifications, renewals or extensions of this Lease, shall be binding unless reduced to writing and signed by both parties.

(d) Effective Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee without giving effect to its principles of conflicts of law. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other, or with respect to any issue or defense raised therein, on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use and occupancy of the Premises, including summary proceedings and possession actions, and any emergency statutory or other statutory remedy.

(e) Captions. The captions of the paragraphs in this Lease and the Table of Contents are for reference purposes only and shall not in any way affect the meaning or interpretation of this Lease.

(f) Obligations Joint and Several. If there is more than one party tenant, their obligations under this Lease are joint and several. If Tenant is a partnership, the obligations of Tenant under this Lease are joint and several obligations of each of the partners and of the partnership.

(g) Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which constitutes one and the same Lease.

(h) Landlord’s Performance of Tenant’s Obligations. The performance by Landlord of any obligation required of Tenant under this Lease shall not be construed to modify this Lease, nor shall it create any obligation on the part of Landlord with respect to any performance required of Tenant under this Lease, whether Landlord’s performance was undertaken with the knowledge that Tenant was obligated to perform, or whether Landlord’s performance was undertaken as a result of mistake or inadvertence.

(i) Remedies and Rights Not Exclusive. No right or remedy conferred upon Landlord shall be considered exclusive of any other right or remedy, but shall be in addition to every other right or remedy available to Landlord under this Lease or by law. Any right or remedy of Landlord, may be exercised from time to time, and as often as the occasion may arise. The granting of any right, remedy, option or election to Landlord under this Lease shall not impose any obligation on Landlord to exercise the right, remedy, option or election.

(j) Signature and Delivery by Landlord. This Lease is of no force and effect unless it is signed by Landlord and Tenant, and a signed copy of this Lease delivered by Landlord to Tenant. The mailing, delivery or negotiation of this Lease by Landlord or Tenant or any agent or attorney of Landlord or Tenant prior to the execution and delivery of this Lease as set forth in this subparagraph shall not be deemed an offer by Landlord or Tenant to enter into this Lease, whether on the terms contained in this Lease or on any other terms. Until the execution and delivery of this Lease as set forth in this subparagraph, Landlord or Tenant may terminate all negotiations and discussions of the subject matter of this Lease, without cause and for any reason, without recourse or liability.

(k) Inspection, Length of Time of Tenant’s Default. Nothing in this Lease requires Landlord at any time, to inspect the Premises to determine whether Tenant is in default of Tenant’s obligations under this Lease. Any default by Tenant of the provisions of this Lease for any length of time, and whether Landlord has direct or indirect knowledge or notice of the default, is not a waiver of Tenant’s default by Landlord, and Landlord has the right to declare Tenant in default, notwithstanding the length of time the default exists.

(l) No Offer. The submission of the Lease to Tenant shall not be deemed an offer by Landlord to rent the Premises to Tenant, such an offer only being made by the delivery to Tenant of a Lease signed by Landlord.

(m) Surrender. Neither the acceptance of keys to the Premises nor any other act or thing done by Landlord or any agent, employee or representative of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing, signed by Landlord, accepting or agreeing to accept a surrender of the Premises.

(n) Drafting Ambiguities; Interpretation. In interpreting any provision of this Lease, no weight shall be given to nor shall any construction or interpretation by influenced by the fact that counsel for one of the parties drafted this Lease, each party recognizing that it and it’s counsel have had an opportunity to review this Lease and have contributed to the final form of this Lease. Unless otherwise specified, the words “include” and “including” and words of similar import shall be deemed to be followed by the words “but not limited to” and the word “or” shall be “and/or.”

(o) References. In all references to any persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Lease may require.

(p) Binding Effect. This Lease is binding upon and shall inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

(q) Landlord Defined. The term “Landlord” in this Lease means and includes only the owner at the time in question of the Premises and, in the event of the sale or transfer of the Premises, Landlord shall be released and discharged from the provisions of this Lease thereafter accruing, but such provisions shall be binding upon each new owner of the Premises while such party is an owner.

(r) Time of the Essence. Time is of the essence of this Lease.

(s) No Recordation. Neither this Lease, nor any memorandum, affidavit or other writing with respect to this Lease, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease voidable at Landlord’s election.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties hereunto have set their hands on the day and year first above written.

LANDLORD:

DATREK PROFESSIONAL BAGS, INC.

By:	/S/ DEBORAH RYAN
Title:	President

TENANT:

DATREK ACQUISITION INC.

By:	/S/ MICHAEL S. HEDGE
Title:	President

EXHIBIT A

Legal Description of the Land

1